Exhibit 2

Group Secretariat

Level 20, Westpac Place

275 Kent Street

Sydney NSW 2000 Australia

Telephone: (02) 8253 0390

Facsimile: (02) 8253 1215

annaoconnell@westpac.com.au

1 November 2007

Company Announcements Platform

ASX Limited

20 Bridge Street

SYDNEY   NSW  2000

Dear Sir/Madam

Westpac Banking Corporation’s Ex-Dividend date

To avoid market confusion, I advise that, based on the record date of 13 November 2007, the ex-dividend date for the final dividend is 7 November 2007.

Yours sincerely

Anna O’Connell

Head of Group Secretariat